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                               POWER OF ATTORNEY
                               -----------------

     I, the undersigned officer of Sun Capital Advisers Trust, a Delaware business trust, do hereby constitute and appoint James M.A. Anderson, Peter F. Demuth, Maura A. Murphy and C. James Prieur, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, the Registration Statement on Form N-1A of Sun Capital Advisers Trust and any and all amendments to said Registration Statement to be filed by Sun Capital Advisers Trust under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, with respect to the offering of its shares of beneficial interest, and any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable Sun Capital Advisers Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all amendments to said Registration Statement.


     IN WITNESS WHEREOF, I have hereunder set my hand on this 12th day of April, 1999.



                                         /s/ James F. Alban
                                         ------------------
                                         James F. Alban
                                         Treasurer and
                                         Chief Financial Officer